AGREEMENT

THIS AGREEMENT is entered into this 18th day of October, 2001, by and between LSB INDUSTRIES, INC., a Delaware corporation (the ACompany@); PRIME FINANCIAL CORPORATION, an Oklahoma corporation (APrime@) and a wholly owned subsidiary of the Company; and SBL CORPORATION, an Oklahoma corporation (ASBL@).

W I T N E S S E T H

WHEREAS, all of the issued and outstanding stock of SBL is owned, directly or indirectly, by the following members of the immediate family of Jack E. Golsen (AJ. Golsen@), Chairman of the Board of Directors and President of the Company: Sylvia H. Golsen (wife of J. Golsen); Barry H. Golsen (son of J. Golsen and Vice Chairman of the Board of Directors of the Company and President of the Company's Climate Control Business; Steven J. Golsen (son of J. Golsen and an executive officer within the Company's Climate Control Business); and Linda Golsen Rappaport (a daughter of J. Golsen) (collectively, the AGolsen Family@);

WHEREAS, Prime is a wholly owned subsidiary of the Company;

WHEREAS, on or about October 16, 1997, SBL and affiliates borrowed from the Stillwater National Bank and Trust Company (AStillwater Bank@) the sum of $3,000,000 (ASBL Loan@);

WHEREAS, on or about October 17, 1997, SBL loaned to Prime the $3,000,000 that SBL borrowed from Stillwater Bank, on an unsecured basis and payable on demand, with the annual interest rate payable monthly in arrears at a variable interest rate equal to the Wall Street Journal Prime Rate plus 2% per annum (the APrime Loan@);

WHEREAS, the Prime Loan was evidenced by a Promissory Note, dated October 17, 1997, which Promissory Note was amended and restated by that certain Promissory Note, dated March 5, 1998, bearing a fixed interest rate per annum of 10.75%, with Prime as the maker and payable to the order of SBL (the APrime Note@);

WHEREAS, SBL pledged to the Stillwater Bank certain of its assets, including, but not limited to, the Prime Note, to secure its payment obligations under the SBL Loan;

WHEREAS, in April, 2000, SBL and Prime agreed to modify the Prime Note from a demand note to a note with a payment date of April 1, 2001, except under limited circumstances (AExtension Agreement@);

WHEREAS, in order to obtain the Extension Agreement from SBL, Prime was required to guarantee SBL's Loan to Stillwater Bank on a limited basis pursuant to the terms of a Guaranty Agreement, dated as of April 21, 2000 (AGuaranty Agreement@), as amended and modified by that certain Agreement, dated April 21, 2000, by and between Stillwater Bank, Prime and SBL (AStillwater Agreement@), and pledged to the Stillwater Bank 1,973,461 shares of the Company's common stock, par value $.10 per share (the APrime Stock@), owned by Prime pursuant to the terms of that certain Security Agreement, effective as of April 21, 2000, between Prime and the Stillwater Bank (APrime Security Agreement@);

WHEREAS, during 2001, Prime and SBL agreed to extend the payment date of the Prime Note until April 1, 2002;

WHEREAS, as of the date of this Agreement, the outstanding principal balance due under the Prime Note is $1,350,000, and all accrued interest through October 15, 2001, has been paid in full;

WHEREAS, SBL has proposed to the Company and Prime to take in payment of $1,000,000 of the unpaid balance due under the Prime Note, one million (1,000,000) shares of a newly created series of Class C Preferred Stock of the Company (APreferred Stock@), with each share of such new series of Preferred Stock having, among other things, .875 votes and voting as a class with the Company's common stock, par value $.10 per share (ACompany's Common Stock@), a liquidation preference of $1.00 per share and cumulative dividends at the rate of six percent (6%) of the liquidation preference per annum;

WHEREAS, the Company's Board of Directors (the ABoard@) established a Special Committee (ASpecial Committee@) of the Board comprised of three outside and independent members of the Board, none (i) of whom are related to J. Golsen or any members of the Golsen Family, (ii) have any business dealings with the Company or any of its subsidiaries (other than serving as a director of the Company and a subsidiary thereof) or any of the Golsen Family or entities controlled by the Golsen Family or persons related to any member of the Golsen Family;

WHEREAS, the Special Committee, with the advice of its own counsel and investment bankers, none of whom have had any previous dealings with the Company, any subsidiaries of the Company, the Golsen Family or any entities controlled by the Golsen Family, have negotiated with SBL an agreement, whereby SBL has agreed to accept in payment of $1,000,000 of the Prime Loan one million shares of a new created series of the Company's Class C Preferred Stock, no par value (ANew Series of Preferred@), with such shares of the New Series of Preferred having a designation of ASeries D 6% Cumulative, Convertible Class C Preferred Stock, no par value, a liquidation preference of $1.00 per share and containing such designations, preferences, voting, dividend and relative, participating, optional or other special rights and qualifications, limitations or restrictions as stated and expressed in the Certificate of Designations attached hereto as Exhibit AA@ (ANew Series Preferred Certificate of Designations@), subject to the terms and conditions of this Agreement;

WHEREAS, upon completion of the transaction contemplated by this Agreement, Prime will owe to SBL under the Prime Note the remaining principal sum of $350,000;

WHEREAS, the New Series of Preferred is not, and will not in the future be, publicly traded and there is no, and there will not be in the future, any market for such stock;

WHEREAS, the Company's Common Stock is listed for trading on the Over-The-Counter Bulletin Board (AOTC-BB@), and the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the AExchange Act@), and has been subject to such filing requirements for the past ninety (90) days;

WHEREAS, SBL is an Aaccredited investor@ and all of the equity owners of SBL are Aaccredited investors@, as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the ASecurities Act@);

WHEREAS, in reliance upon the representations made by SBL in this Agreement, the transactions contemplated by this Agreement are such that the offer and issuance of securities by the Company hereunder will be exempt from registration under the applicable U.S. federal securities laws since this is a private placement and intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act; and

WHEREAS, the New Series of Preferred is not, and will not be in the future, quoted or listed for trading on any securities exchange, organized market or quotation system.

NOW THEREFORE, for and in consideration of the premises and mutual agreements contained herein, the parties hereto agree as follows:

1. Payment of $1 million of Prime Note. Subject to the terms and conditions of this Agreement, at the Closing (as defined below) Prime shall pay, and SBL shall accept, $1,000,000 as partial payment of the outstanding principal amount due under the Prime Note, with such payment not in cash but in the form of the issuance by the Company of one million shares of the New Series of Preferred, designated as Series D 6% Cumulative, Convertible Class C Preferred Stock, no par value, having a liquidation preference of $1.00 per share, with all such shares of the New Series of Preferred containing such other preferences and relative, voting, dividend, participating, optional or other special rights and qualifications, limitations or restrictions as expressed in the New Series Preferred Certificate of Designations.

2. Outstanding Principal Balance. Upon issuance by the Company of the one million shares of New Series of Preferred to SBL, the outstanding unpaid principal balance due under the Prime Note shall be $350,000. At the Closing, SBL shall deliver to Prime the original of the Prime Note and the original of any amended and restated Prime Note, all of which shall be marked ACanceled@ by SBL and so executed by SBL, and Prime shall, at the Closing, execute a new amended and restated promissory note (ANew Note@) replacing in all respects the Prime Note, with the terms and provisions of the New Note to be substantially similar to the Prime Note, except that the principal amount of the New Note shall be $350,000, bear an annual rate of interest of 10 3/4%, be unsecured and shall provide that the principal of the New Note shall be payable on demand. A copy of the New Note to be executed by Prime at the Closing is attached hereto as Exhibit AB@.

3. Conditions Precedent. The Company's and Prime's obligations under this Agreement is subject to all of the following conditions precedent being complied with:

3.1 The Stillwater Bank shall have delivered to SBL the original and all copies thereof of the Prime Note, so that SBL can mark ACanceled@ and deliver such to Prime at the Closing, all in a manner satisfactory to the Company; and

3.2 The Stillwater Bank and Prime shall have amended the Prime Guaranty limiting Prime's obligations under the Prime Guaranty to an amount not to exceed $350,000. In addition, Stillwater Bank shall have returned to Prime 1,000,000 shares of Prime Stock pledged by Prime to the Stillwater Bank, and Prime and Stillwater Bank shall have amended the Prime Security Agreement so that the only collateral pledged or to be pledged by Prime under the Prime Security Agreement or any other security agreement relating to the Prime Guaranty or any loans by the Stillwater Bank to SBL is 973,461 shares of the Company Common Stock. Further, Stillwater Bank shall amend the UCC-1 Financing Statement that may have been filed of record by the Stillwater Bank covering any and all collateral, including the Prime Stock, pledged by Prime to Stillwater Bank, to limit the collateral pledged by Prime to only 973,461 shares of the Prime Stock and terminating its lien in and to any and all other collateral. All of the above are to be in a manner satisfactory to the Company.

4. Closing. The consummation of this Agreement (the AClosing@) will occur simultaneously with the conditions precedent set forth in Section 3 being met (the AClosing Date@).

5. Representations, Warranties and Covenants of SBL. SBL hereby represents, warrants and covenants to the Company as follows:

5.1 Investment Intent. SBL represents and warrants that the shares of New Series of Preferred are being, and any underlying shares of Company Common Stock issuable upon conversion of the New Series of Preferred (AConversion Shares@) will be, purchased or acquired solely for SBL's own account, for investment purposes only and not with a view toward the distribution or resale to others. SBL acknowledges, understands and appreciates that the shares of New Series of Preferred and the Conversion Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in large part, upon SBL's representations as to investment intent, investor status, and related and other matters set forth herein. SBL understands that, in the view of the Securities Exchange Commission (ASEC@), among other things, a purchase now with an intent to distribute or resell would represent a purchase and acquisition with an intent inconsistent with its representation to the Company, and the SEC might regard such a transfer as a deferred sale for which the registration exemption is not available.

5.2 Certain Risk. SBL recognizes that the acquisition of the New Series of Preferred involves a high degree of risk, and while the Conversion Shares are presently quoted and traded on the Over-The-Counter Bulletin Board, such (i) are not registered under applicable federal (U.S.) or state securities laws, and thus may bot be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, as more fully described herein and (ii) the New Series of Preferred subscribed for and that are to be acquired under this Agreement are not quoted, traded or listed for trading or quotation on any organized market or quotation system, and there is therefore no present public or other market for the New Series of Preferred, nor can there be any assurance that the Conversion Shares will continue to be quoted, traded or listed for trading or quotation on the Over-The-Counter Bulletin Board or on any other organized market or quotation system.

5.3 Prior Investment Experience. SBL acknowledges that it and/or the owners of its stock have prior investment experience, including investment in non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company to it and to evaluate the merits and risks of such an investment on its behalf and that it recognizes the highly speculative nature of this investment.

5.4 No Review by the SEC. SBL hereby acknowledges that this offering of the New Series of Preferred has not been reviewed by the SEC because this private placement is intended to be an nonpublic offering pursuant to Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act.

5.5 Not Registered. SBL understands that the New Series of Preferred and the Conversion Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon SBL's investment intention. In this connection, SBL understands that it is the position of the SEC that the statutory basis for such exemption would not be present if its representation merely meant that its present intention was to hold such securities for a short period, such as the capital gains period of tax statutes, for a deferred sale, or for any other reason or fixed period.

5.6 No Public Market. SBL understands that there is no public market for the New Series of Preferred. SBL understands that although there is presently a public market for the Company's Common Stock, including the Conversion Shares, Rule 144 (the ARule@) promulgated under the Securities Act requires, among other conditions, a one-year holding period following full payment of the consideration therefor prior to the resale (in limited amounts) of securities acquired in a nonpublic offering without having to satisfy the registration requirements under the Securities Act. SBL understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Exchange Act, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. SBL understands and hereby acknowledges that the Company is under no obligation to register the New Series of Preferred or the Conversion Shares under the Securities Act.

5.7 Sophisticated Investor. That (a) SBL has adequate means of providing for its current financial needs and possible contingencies; (b) SBL is able to bear the economic risks inherent in an investment in the New Series of Preferred and that an important consideration bearing on its ability to bear the economic risk is whether SBL can afford a complete loss of its investment in the New Series of Preferred and SBL represents and warrants that SBL can afford such a complete loss; and (c) SBL has such knowledge and experience in business, financial, investment and banking matters (including, but not limited to, investments in restricted, non-listed and non-registered securities) that SBL is capable of evaluating the merits, risks and advisability of an investment in the New Series of Preferred.

5.8 Tax Consequences. SBL acknowledges that the Company has made no representation regarding the potential or actual tax consequences for SBL which will result from entering into the Agreement and from consummation of the transaction contemplated hereunder. SBL acknowledges that it bears complete responsibility for obtaining adequate tax advice regarding this Agreement.

5.9 SEC Filing. SBL acknowledges that it and its equity owners have been previously furnished with true and complete copies of the following documents which have been filed with the SEC pursuant to Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act.

(i) Annual Report on Form 10-K for the year ended December 31, 2000 (the AForm 10-K@); (ii) Current Reports on Form 8-K, filed during 2001; (iii) Quarterly Reports on Form 10-Q for the quarter ended March 31, 2001 and June 30, 2001; (iv) the Company's Proxy Statement for the 2001 Annual Meeting of Shareholders; and (v) the information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c) or 15(d) of the Exchange Act since the distribution of the Form 10-K.

5.10 Documents, Information and Access. SBL's decision to acquire the New Series of Preferred in payment of $1,000, 000 of the Prime Note is not based on any promotional, marketing or sales materials, and SBL and its representatives have been afforded, prior to purchase thereof, the opportunity to ask questions of, and to receive answers from, the Company and its management, and has had access to all documents and information which SBL deems material to an investment decision with respect to the purchase of New Series of Preferred hereunder.

5.11 No Registration, Review or Approval. SBL acknowledges and understands that the private offering and sale of securities pursuant to this Agreement has not been reviewed or approved by the SEC or by any state securities commission, authority or agency, and is not registered under the Securities Laws. SBL acknowledges, understands and agrees that the shares of New Series of Preferred are being offered and exchanged hereunder pursuant to (x) a private placement exemption to the registration provisions of the Securities Act pursuant to Section 4(2) of such Securities Act and/or Regulation D promulgated under the Securities Act and (y) a similar exemption to the registration provisions of applicable state securities law.

5.12 Transfer Restrictions. SBL will not transfer any New Series of Preferred purchased until this Agreement or any Conversion Shares required unless such are registered under the Securities Laws, or unless an exemption is available under such Securities Laws, and the Company may, if it chooses, where an exemption from registration is claimed by such Subscriber, condition any transfer of New Series of Preferred or Conversion Shares out of SBL's name on receipt of an opinion of the Company's counsel, to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws, or an opinion of counsel to SBL, which opinion is satisfactory to the Company, to the effect that registration under the Securities Act is not required in connection with such sale or transfer and the reasons therefor.

5.13 No Commission. SBL agrees and acknowledges that no commissions or other remuneration is being paid or given directly or indirectly for soliciting the Exchange.

5.14 Reliance. SBL understands and acknowledges that the Company is relying upon all of the representations, warranties, covenants, understandings, acknowledgments and agreements contained in this Agreement in determining whether to accept this subscription and to issue the New Series of Preferred to SBL.

5.15 Accuracy or Representations and Warrants. All of the representations, warranties, understandings and acknowledgments that SBL has made herein are true and correct in all material respects as of the date of execution hereof. SBL will perform and comply fully in all material respects with all covenants and agreements set forth herein, and SBL covenants and agrees that until the acceptance of this Agreement by the Company, SBL shall inform the Company immediately in writing of any changes in any of the representations or warranties provided or contained herein.

5.16 Indemnity. SBL hereby agrees to indemnify, defend and hold harmless the Company, Prime and their respective successors and assigns, from and against any demands, claims, actions or causes of action, assessments, liabilities, losses, costs, damages, penalties, charges, fines or expenses (including, without limitation, interest, and attorney and accountants' fees, disbursements and expenses), arising out of or relating to or in connection with (i) any breach by SBL of any representation, warranty, covenant or agreement made by SBL in this Agreement or (ii) the $1,000,000 of the Prime Note being paid with the New Series of Preferred or (iii) any sale or distribution by SBL of the New Series of Preferred or Conversion Shares in violation of the Securities Act or any applicable state securities or blue sky laws (collectively, the ASecurities Laws@). Such right to indemnification shall be in addition to any and all other rights of the Company or Prime under this Agreement or otherwise, at law or in equity.

5.17 Survival. SBL expressly acknowledges and agrees that all of its representations, warranties, agreements and covenants set forth in this Agreement shall be of the essence hereof and shall survive the execution, delivery and Closing of this Agreement, the sale, purchase, and conversion, if any, of the New Series of Preferred, and the sale of the Conversion Shares.

6. Representations, Warranties and Covenants of the Company. In order to induce SBL to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Company and Prime hereby represent, warrant, and covenant to SBL as follows:

6.1 Organization, Authority, Qualification. The Company is a corporation duly incorporated and in good standing under the laws of the State of Delaware. Prime is a corporation duly incorporated and in good standing under the laws of the State of Oklahoma.

6.2 Authorization. The Company and Prime have full power and authority to execute and deliver this Agreement and to perform its obligations under and consummate the transactions contemplated by this Agreement.

6.3 No Commission. The Company and Prime agree and acknowledge that no commission is being paid or given directly or indirectly for soliciting this Agreement.

6.4 Ownership of, and Title to, Securities. The New Series of Preferred to be issued hereunder are, and all Conversion Shares, when issued, will be, duly authorized, validly issued, fully paid and nonassessable shares of the capital stock of the Company, free of personal liability.

7. Securities, Legends and Notices. SBL represents and warrants that it has read, considered and understood the following legends, and agrees that such legends, substantially in the form and substance set forth below, shall be placed on all of the certificates representing the New Series of Preferred:

New Series of Preferred Legends

NEITHER THIS PREFERRED STOCK NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THIS PREFERRED STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ASECURITIES ACT@) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS PREFERRED STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF LSB INDUSTRIES, INC. AND AN OPINION OF LSB INDUSTRIES, INC.'S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

Conversion Shares Legends.

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ASECURITIES ACT@) OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS COMMON STOCK MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR WITHOUT THE PRIOR WRITTEN CONSENT OF LSB INDUSTRIES, INC. AND AN OPINION OF LSB INDUSTRIES, INC.'S COUNSEL, OR AN OPINION FROM COUNSEL FOR THE HOLDER HEREOF, WHICH OPINION IS SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

8. Miscellaneous.

8.1 Amendment; Waiver. This Agreement shall not be changed, modified or amended in any respect except by the mutual written agreement of the parties hereto. Any provision of this Agreement may be waived in writing by the party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to, or shall constitute a waiver of, any other provision hereof or thereof (whether or not similar), nor shall any such waiver constitute a continuing waiver.

8.2 Binding Effect; Assignment. Neither this Agreement, nor any rights or obligations hereunder are assignable by SBL.

8.3 Governing Law; Litigation Costs. This Agreement and its validity, construction and performance shall be governed in all respects by the internal laws of the State of Oklahoma, except with respect to corporate law issues as to the Company relating to the authorization, issuance and validity of the New Series of Preferred and the Conversion Shares which shall be governed by the Delaware General Corporation Laws, without giving effect to such states' conflicts of laws provisions.

8.4 Headings The captions, headings and titles preceding the text of each or any Section, subsection or paragraph hereof are for convenience of reference only and shall not affect the construction, meaning or interpretation of this Agreement or the Warrants or any term or provisions hereof or thereof.

8.5 Counterparts This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original and all of which shall be considered one and the same agreement, binding on all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

8.6 Transfer Taxes. Each party hereto shall pay all such sales, transfer, use, gross receipts, registration and similar taxes arising out of, or in connection with, the transactions contemplated by this Agreement (collectively, the ATransfer Taxes@) as are payable by such party under applicable law.

8.7 Entire Agreement. This Agreement, along with the New Series Preferred Certificate of Designations, merges and supersedes any and all prior agreements, understandings, discussions, assurances, promises, representations or warranties among the parties with respect to the subject matter hereof, and contains the entire agreement among the parties with respect to the subject matter set forth herein and therein.

8.8 Notices. Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing, by hand or by fax, by certified or registered mail, return receipt requested, postage prepaid, or by U.S. Express Mail service, or by private overnight mail service (e.g., Federal Express). Any such notice shall be deemed to have been given (i) on the business day actually received if given by hand or by fax, (ii) on the business day immediately subsequent to mailing, if sent by U.S. Express Mail service or private overnight mail service, or (iii) five (5) business days following the mailing thereof, if mailed by certified or registered mail, postage prepaid, return receipt requested, and all such notices shall be sent to the following address (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8.8):

If to the Company or Prime: Mr. Tony M. Shelby

LSB Industries, Inc.

16 South Pennsylvania

P. O. Box 754

Oklahoma City, Oklahoma 73102

If to SBL Corporation: Mr. Jack E. Golsen

President

SBL Corporation

16 South Pennsylvania Avenue

Oklahoma City, Oklahoma 73107

8.9 No Third Party Beneficiaries. This Agreement and the rights, benefits, privileges, interests, duties and obligations contained or referred to herein shall be solely for the benefit of the parties hereto and no third party shall have any rights or benefits hereunder as a third party beneficiary or otherwise hereunder.

IN WITNESS WHEREOF, the Company, Price and SBL have each duly executed this Agreement on the ___ day of October, 2001.

LSB INDUSTRIES, INC.,

a Delaware corporation

By: ________________________________

Tony M. Shelby

Senior Vice President

PRIME FINANCIAL CORPORATION,

an Oklahoma corporation

By: ________________________________

___________________________

President

SBL CORPORATION,

an Oklahoma corporation

By: _________________________________

Jack E. Golsen

President